UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

______________

iMergent, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

754 East Technology Avenue, Orem, Utah   84097

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (801) 227-0004

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2007, the stockholders of iMergent, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved the amendment of the Company’s 2003 Equity Incentive Plan (the “Plan”) to increase the number of shares available for grant under the Plan from 1,000,000 to 2,000,000.  A copy of the Company’s amended 2003 Equity Incentive Plan is attached hereto as Exhibit 22.1.

On November 19, 2007, the Company erroneously reported that the amendment to the Plan had not been ratified at the Company’s 2007 annual stockholders meeting.  The Company accurately reported the vote total received for the amendment to the Plan, but erroneously reported that the number of votes were insufficient to ratify the amendment.

Although the shares have been available for grant, the Compensation Committee of the Board of Directors to date has not granted any of the increased available shares.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
22.1	iMergent, Inc. 2003 Equity Incentive Plan
99.1	iMergent to Hold Fiscal 2008 Annual Meeting of Shareholders in November 2008- Clarifies results of fiscal 2007 annual meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2008

IMERGENT, INC.

By:	/s/ ROBERT LEWIS
Robert Lewis, Chief Financial Officer